Exhibit 10.1

AMENDMENT AGREEMENT

Dated as of July 23, 2007

by and between

EMAGIN CORPORATION

and

[NAME OF INVESTOR]

EMAGIN CORPORATION

AMENDMENT AGREEMENT

TABLE OF CONTENTS

			Page
1.	Definitions.		1
	2.	Amendments; Exchange.	1
	(a)	Amendments.	1
	(b)	Exchange.	1
3.	Amendments to Note Purchase Agreement.		1
4.	Representations and Warranties of the Company.		1
	(a)	Organization and Authority.	1
	(b)	Qualifications.	1
	(c)	Agreement, Amended Transaction Documents.	1
	(d)	Concerning the Shares and the Common Stock.	1
	(e)	Non-contravention.	1
	(f)	Approvals.	1
	(g)	Absence of Certain Proceedings.	1
	(h)	Information Provided.	1
	(i)	Absence of Certain Changes.	1
	(j)	Dilutive Effect.	1
	(k)	No Undisclosed Events, Liabilities, Developments or Circumstances.	1
	(l)	Absence of Rights Agreement.	1
	(m)	Absence of Brokers, Finders, Etc.	1
	(n)	SEC Filings.	1
5.	Representations and Warranties of the Holder.		1
	(a)	Authorization.	1
	(b)	Acquisition Entirely for Own Account.	1
	(c)	Accredited Investor.	1
6.	Certain Covenants.		1
	(a)	Press Releases.	1
	(b)	Form 8-K; Limitation on Information and Holder Obligations.	1
	(c)	SEC Registration Matters.	1
	(d)	Certificate of Designations.	1
	(e)	Certain Waivers.	1
	(f)	Certain Acknowledgments.	1
7.	Effectiveness.		1
8.	Confirmation of Agreements; Entire Agreement.		1
9.	Miscellaneous.		1
	(a)	Governing Law.	1
	(b)	Counterparts.	1
	(c)	Headings, etc.	1
	(d)	Severability.	1
	(e)	Amendments.	1
	(f)	Waivers.	1
	(g)	Notices.	1
	(h)	Certain Expenses and Fees.	1
	(i)	Survival.	1
	(j)	Further Assurances.	1
	(k)	Construction; Holder Status.	1

ANNEXES

Annex I	Form of Amended and Restated 8% Senior Secured Convertible Note due 2008
Annex II	Form of Amended and Restated Common Stock Purchase Warrant
Annex III	Form of Amendment No. 1 to Patent and Trademark Security Agreement
Annex IV	Form of Amendment No. 1 to Pledge and Security Agreement
Annex V	Form of Amendment No. 1 to Lockbox Agreement
Annex VI	Form of Certificate of Designation of Series A Senior Secured Convertible Preferred Stock
Annex VII	Form of Press Release

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of July 23, 2007 (this “Agreement”), by and between EMAGIN CORPORATION, INC., a Delaware corporation with headquarters located at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004 (the “Company”), and [NAME OF HOLDER], a                                     located at                   (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the registered holder of one or more Notes (such capitalized term and all other capitalized terms used herein have the respective meanings provided in this Agreement) issued by the Company pursuant to the Note Purchase Agreement;

WHEREAS, the Holder and the Company wish to amend and restate the Notes and the Warrants, upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Holder and the Company wish to amend certain terms of the Note Purchase Agreement, Pledge and Security Agreement, Patent and Trademark Agreement and Lockbox Agreement as provided in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a) As used in this Agreement, the terms “Agreement”, “Company” and “Holder” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement. Capitalized terms used in this Agreement and not defined in this Agreement shall have the respective meanings provided in the Note Purchase Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AGMF” means Alexandra Global Master Fund Ltd., a British Virgin Islands international business company.

“Amended Lockbox Agreement” means the Lockbox Agreement, as amended by Amendment No. 1 to Lockbox Agreement.

“Amended Note” means the Amended and Restated 8% Senior Secured Convertible Note due 2008 of the Company in the form of Annex I to this Agreement.

“Amended Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, as amended by Amendment No. 1 to Patent and Trademark Security Agreement.

“Amended Pledge and Security Agreement” means the Pledge and Security Agreement, as amended by Amendment No. 1 to Pledge and Security Agreement.

“Amended Security Agreements” means the Amended Pledge and Security Agreement, the Amended Patent and Trademark Security Agreement and the Amended Lockbox Agreement.

“Amended Warrant” means the Amended and Restated Common Stock Purchase Warrant in the form of Annex II to this Agreement.

“Amendment Effective Date” means 5 p.m., New York City time, on July 23, 2007, or such other date as mutually agreed by the parties hereto.

“Amendment No. 1 to Lockbox Agreement” means the Amendment No. 1 to Lockbox Agreement by and between the Company, the Lockbox Agent and the Collateral Agent in the form of Annex V to this Agreement.

“Amendment No. 1 to Patent and Trademark Security Agreement” means the Amendment No. 1 to Patent and Trademark Security Agreement by and between the Company and the Collateral Agent in the form of Annex III to this Agreement.

“Amendment No. 1 to Pledge and Security Agreement” means the Amendment No. 1 to Pledge and Security Agreement by and between the Company and the Collateral Agent in the form of Annex IV to this Agreement.

“Amendment Transaction Documents” means the Note Purchase Agreement as amended by this Agreement, this Agreement, the Amended Note, the Amended Warrant, the Certificate Designations, the Amended Security Agreements and the other agreements, instruments and documents contemplated hereby and thereby.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock in the form of Annex VI to this Agreement, as the same is filed with the Secretary of State of the State of Delaware.

“Collateral Agent” shall have the meaning provided or to be provided in each Amended Security Agreement.

“Effective Time” shall have the meaning provided in Section 7.

“Existing Registration Statement” means the Company’s Registration Statement on Form S-3 (Registration No. 333-136748) ordered effective by the SEC on August 30, 2006.

“Note Purchase Agreement” means the Note Purchase Agreement (including the Annexes, Schedules and Exhibits thereto), dated as of July 21, 2006, [as amended on March 28, 2007] [Add to Stillwater Amendment Agreement only] (including the Annexes, Schedules and Exhibits thereto) by and between the Company and the original holder of the Note, including, without limitation, the Stillwater Note Purchase Agreement.

“OTCBB” means the Over-The-Counter Bulletin Board.

“Other Amendment Agreements” shall have the meaning provided in Section 7(k).

“Other Amendment Transaction Documents” means the Other Note Purchase Agreement as amended by the Other Amendment Agreements, the Other Amended Note, the Other Amended Warrant, the Certificate Designations, the Amended Security Agreements and the other agreements, instruments and documents contemplated hereby and thereby.

“Other Amended Notes” shall have the meaning provided in the Amended Note.

“Other Amended Warrants” shall have the meaning provided in the Amended Note.

“Preferred Shares” means the shares of Series A Preferred Stock issued or issuable upon conversion of up to 50% of the outstanding principal amount of the Amended Notes.

“SEC Reports” means the Company’s (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and (3) Current Reports on Form 8-K filed with the SEC on May 16, 2007, May 23, 2007 and June 8, 2007.

“Securities” shall have the meaning provided in the Note Purchase Agreement.

“Series A Preferred Stock” means the Series A Senior Secured Convertible Preferred Stock, par value $0.001 per share, of the Company.

“Transaction Form 8-K” shall have the meaning provided in Section 6(b).

“Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

2. Amendments; Exchange.

(a) Amendments.
Upon the terms and subject to the conditions of this Agreement, the Holder and the Company hereby agree that:

(1) At the Effective Time, the Note shall be amended and restated to read in its entirety as set forth in the Amended Note and have an outstanding principal amount equal to the principal amount of the Note outstanding immediately prior to the Effective Time.

(2) At the Effective Time, the Warrant shall be amended to read in its entirety as set forth in the Amended Warrant.

(3) At the Effective Time, the Pledge and Security Agreement shall be amended to read in its entirety as set forth in the Amended Pledge and Security Agreement.

(4) At the Effective Time, the Patent and Trademark Security Agreement shall be amended to read in its entirety as set forth in the Amended Patent and Trademark Security Agreement.

(5) At the Effective Time, the Lockbox Agreement shall be amended to read in its entirety as set forth in the Amended Lockbox Agreement.

(6) At and after the Effective Time, the Amendment Effective Date, all references in the Transaction Documents to “Note”, “Warrant”, “Pledge and Security Agreement”, “Patent and Trademark Agreement” and “Lockbox Agreement”, as the case may be, shall be deemed references to the Amended Note, the Amended Warrant, the Amended Pledge and Security Agreement, the Amended Patent and Trademark Agreement and the Amended Lockbox Agreement, as the case may be.

(b) Exchange.
  At the Effective Time, or as promptly as practicable thereafter, upon the terms and subject to the conditions of this Agreement,

(1) the Company shall issue and deliver to the Holder (i) the Amended Note, duly executed by the Company, against surrender of the Note to the Company; and (ii) the Amended Warrant, duly executed by the Company, against surrender of the Warrant to the Company; and

(2) the Holder shall surrender to the Company (i)the Note, against issuance and delivery by the Company to the Holder of the Amended Note, duly executed by the Company; and (ii) the Warrant, against issuance and delivery by the Company to the Holder of the Amended Warrant, duly executed by the Company.

3. Amendments to Note Purchase Agreement.
 The Note Purchase Agreement is hereby amended as follows:

(a) Section 1(c) of the Note Purchase Agreement is hereby amended by deleting the following terms “Lockbox Agreement”, “Note”, “Patent and Trademark Security Agreement”, “Pledge and Security Agreement”, “Shares”, “Trading Market” and “Warrant” and their definitions.

(b) Section 1(c) of the Note Purchase Agreement is hereby amended by adding the following terms and definitions in appropriate alphabetical order:

“Amendment Agreement” means the Amendment Agreement, dated as of July 23, 2007, by and between the Company and the Buyer.

“Amendment Effective Date” shall have the meaning provided in the Amendment Agreement.

“Certificate of Designations” means the Certificate of Designations of Series A Senior Secured Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware.

“Effective Time” shall have the meaning provided in the Amendment Agreement.

“Lockbox Agreement” means the Lockbox Agreement by and between the Company and the Lockbox Agent in the form attached as Annex V, and with respect to any time at or after the Effective Time on the Amendment Effective Date, the Lockbox Agreement as amended by Amendment No. 1 to the Lockbox Agreement by and between the Company and the Lockbox Agent in the form attached as Annex V to the Amendment Agreement.

“Non-Registered Shares” shall have the meaning provided in Section 8(a)(4).

“Note” means the 6% Senior Secured Convertible Note due 2007-2008 of the Company in the form attached as Annex I, and with respect to any time at or after the Effective Time on the Amendment Effective Date, the Amended and Restated 8% Senior Secured Convertible Note due 2008 as amended and restated pursuant to the Amendment Agreement in the form attached as Annex I to the Amendment Agreement.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement from the Company to the Collateral Agent in the form attached as Annex III, and with respect to any time at or after the Effective Time on the Amendment Effective Date, the Patent and Trademark Security Agreement as amended by Amendment No. 1 to the Patent and Trademark Security Agreement from the Company to the Collateral Agent in the form attached as Annex III to the Amendment Agreement.

“Pledge and Security Agreement” means the Pledge and Security Agreement from the Company to the Collateral Agent in the form attached as Annex IV, and with respect to any time at or after the Effective Time on the Amendment Effective Date, the Pledge and Security Agreement as amended by Amendment No. 1 to the Pledge and Security Agreement from the Company to the Collateral Agent in the form attached as Annex IV to the Amendment Agreement.

“Preferred Shares” means the shares of Series A Preferred Stock issued or issuable pursuant to the terms of the Notes.

“Series A Preferred Stock” means the Series A Senior Secured Convertible Preferred Stock, $0.001 par value, of the Company.

“Shares” means the Conversion Shares, the Warrant Shares, the Preferred Shares and the Underlying Shares.

“Trading Market” means the AMEX, the Nasdaq, the Nasdaq Capital Market, the New York Stock Exchange, Inc. or the Over-The-Counter Bulletin Board.

“Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

“Warrant” means the Common Stock Purchase Warrant in the form attached hereto as Annex II, and with respect to any time after the Effective Time on the Amendment Effective Date, the Amended and Restated Common Stock Purchase Warrant as amended and restated pursuant to the Amendment Agreement in the form attached as Annex II to the Amendment Agreement.

(c) Section 8(a)(3) is hereby amended by adding the following to the end thereof:

Notwithstanding anything contained herein to the contrary, in the event that the SEC limits the amount of Registrable Securities that may be sold by selling security holders in a particular Registration Statement, the Company may scale back from such registration statement such number of Registrable Securities on behalf of all the selling security holders on a pro-rata basis based on the total number of Registrable Securities held by such selling security holders. In such event the Company shall give the Holder prompt notice of the number of the Registrable Securities excluded. Further, and in addition to the foregoing, the Company will not be liable for payment of partial liquidated damages described in Section 8(a)(4) of this Agreement for any delay in registration of the Registrable Securities in the event that such delay is due to the fact that the SEC has limited the amount of Registrable Securities that may be included and sold by selling security holders in the Registration Statement pursuant to Rule 415 promulgated under the 1933 Act or any other basis. Finally, in the event of any such delay, the Company shall use its best efforts to register such excluded Registrable Securities as promptly as practicable, but in any event no later than 30 days after the first opportunity that is permitted by the SEC to register for resale the Registrable Securities that have been cut back from being registered.

(d) Section 8(a)(4) is hereby amended by adding the following to the end thereof:

Notwithstanding anything to the contrary contained in this Section 8(a)(4), to the extent that registration of any shares underlying the Notes, the Series A Preferred Stock or the Warrants is prohibited (the “Non-Registered Shares”) as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415 and the Company has sought to register at such time the maximum number of Registrable Securities permissible upon consultation with the SEC, then the partial liquidated damages described in the this Section 8(a)(4) shall not be applicable to such Non-Registered Shares.

4. Representations and Warranties of the Company.
The Company hereby represents and warrants to, and covenants and agrees with, the Holder that:

(a) Organization and Authority.
The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Amendment Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any equity investment in any other Person other than (x) the Subsidiaries listed in the SEC Reports and (y) Subsidiaries which do not, individually or in the aggregate, have any material revenue, assets or liabilities.

(b) Qualifications.
The Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a Material Adverse Effect.

(c) Amendment Transaction Documents.
The Amendment Transaction Documents have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, this Agreement is, and the Amended Security Agreements will be, when duly executed and delivered by the Company, and the Amended Note and Amended Warrant will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

 (d) Concerning the Shares and the Common Stock.
The Shares have been duly authorized and the Conversion Shares and the Preferred Shares, if any, when issued upon conversion of the Amended Note, and the Warrant Shares, when issued upon exercise of the Amended Warrant and the Underlying Shares when issued upon conversion of the Preferred Shares, in each such case will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The Company has duly reserved 13,207,564 shares of Common Stock exclusively for issuance upon conversion of the Amended Note and the Other Amended Notes or the Preferred Shares, as the case may be, and exercise of the Amended Warrant and the Other Amended Warrants, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Amended Note, the Other Amended Notes, the Certificate of Designations, and the Amended Warrant, so long as the Amended Note, the Other Amended Notes or the Amended Warrant are outstanding. The Common Stock is trading on the OTCBB. The Company knows of no reason that the Shares will not be eligible for quotation on the OTCBB. The Company acknowledges that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Holder shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to the Amendment Transaction Documents; provided, however, that in order to make any sale, transfer or assignment of Securities in connection with a foreclosure or realization on such pledge, the Holder or its pledgee shall make such disposition in accordance with, or pursuant to a registration statement or an exemption under, the 1933 Act.

(e) Non-contravention.
The execution and delivery of the Amendment Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities and the other transactions contemplated by the Amendment Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws of the Company or any subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance (other than pursuant to the Security Agreements) upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would be reasonably likely to have a Material Adverse Effect, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, in any such case which could have a Material Adverse Effect, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

(f) Approvals.
No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is necessary to be obtained or made by the Company in connection with the execution, delivery and performance of the Amendment Transaction Documents and the consummation of the other transactions contemplated by the Amendment Transaction Documents other than (1) such as have been obtained and are in effect, (2) the requirement for the SEC to declare effective any registration statement required to be filed pursuant to this Agreement, (3) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and (4) the filing of the Transaction Form 8-K.

(g) Absence of Certain Proceedings.
Except as described in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by the OTCBB, any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Subsidiary or any of the Company’s or Subsidiary’s officers or directors in their capacity as such wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company or the transactions contemplated by the Amendment Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Amendment Transaction Documents.

(h) Information Provided.
The information provided by or on behalf of the Company to the Holder in connection with the transactions contemplated by this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(i) Absence of Certain Changes.
Except as disclosed in the SEC Reports, since December 31, 2006, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole. Except as disclosed in the SEC Reports, since December 31, 2006, neither the Company nor any Subsidiary has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate except as set forth in the SEC Reports or (v) engaged in any other transaction outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, after giving effect to the transactions contemplated hereby to occur on the Amendment Effective Date and the transactions contemplated by the Amendment Transaction Documents and the Other Amendment Transaction Documents, Insolvent.

(j) Dilutive Effect.
  The Company understands and acknowledges that the number of Shares issuable upon conversion of the Note and the Other Notes and the Preferred Shares, as the case may be, and upon exercise of the Warrant and the Other Warrants will be substantial and may increase in certain circumstances. The Company further acknowledges that, subject to the terms and conditions of the Amendment Transaction Documents, its obligation to issue Shares upon conversion of the Note and the Preferred Shares, as the case may be, and upon exercise of the Warrant in accordance with this Agreement, the Note Purchase Agreement, the Note, the Certificate of Designations and the Warrant is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances.
No event, liability, development, circumstance or transaction has occurred or exists, with respect to the Company or any Subsidiary or their respective business, properties, operations, condition (financial or other), results of operations or prospects, that would be required to be disclosed by the Company under applicable securities laws (including pursuant to the anti-fraud provisions thereof) on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

(l) Absence of Rights Agreement.
The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control in the Company.

(m) Absence of Brokers, Finders, Etc.
No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement other than the Placement Agent (whose commissions, fees and compensation shall be payable solely by the Company in accordance with a written agreement between the Company and the Placement Agent), and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

(n) SEC Filings.
The Company has filed all required forms, reports and other documents with the SEC since December 31, 2005. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

5. Representations and Warranties of the Holder.
The Holder represents and warrants to, and covenants and agrees with, the Company as follows:

(a) Authorization.
The Holder has full power and authority to enter into this Agreement. This Agreement constitutes such Investor’s legal, valid and binding obligation, enforceable against such Investor in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(b) Acquisition Entirely for Own Account.
The Preferred Shares which may be acquired by the Holder upon conversion of the Amended Notes, will be acquired for the Holder’s own account and not with a view towards the public resale or distribution thereof within the meaning of the 1933 Act; and the Holder will acquire any Shares issued to the Holder prior to the SEC Effective Date of a Registration Statement covering the resale of such Shares by the Holder for its own account and not with a view towards the public resale or distribution thereof within the meaning of the 1933 Act prior to such SEC Effective Date; and the Holder has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom.

(c) Accredited Investor.
The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

6. Certain Covenants.

(a) Press Releases.
  Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Holder for comment at least one Business Day prior to issuance, unless the release is required to be issued within a shorter period of time pursuant to this Agreement or by law or pursuant to the rules of the securities exchange or market which at the time constitutes the principal market for the Common Stock.  The Company shall, contemporaneously with the Effective Time on the Amendment Effective Date or as promptly as possible thereafter on the Amendment Effective Date, issue a press release, in the form of Annex VII hereto, concerning the transactions contemplated hereby. The Company's other press releases and other public information, to the extent concerning the Amendment Transaction Documents, shall contain such information as reasonably requested by the Holder and be reasonably approved by the Holder prior to issuance.

(b) Form 8-K; Limitation on Information and Holder Obligations.
(1) Within two Business Days after the Amendment Effective Date, the Company will publicly report the transaction contemplated by this Agreement and the Other Amendment Agreements entered into on or before the Amendment Effective Date by filing with the SEC a Current Report on Form 8-K under the 1934 Act, which report shall describe the material terms of the transactions contemplated hereby and thereby and include copies of the forms of the Transaction Documents as exhibits to such report (the “Transaction Form 8-K”). The Company acknowledges and agrees that, upon the filing of the Transaction Form 8-K with the SEC, the Holder shall not be in possession of any material nonpublic information received from the Company, or, to its knowledge, from any Subsidiary or any of their respective officers, directors, employees or agents.

(2) The Company shall not provide, and shall cause each Subsidiary and the respective officers, directors, employees and agents of the Company and the Subsidiaries not to provide, the Holder any material nonpublic information regarding the Company or any Subsidiary from and after the date the Company files, or is required by this Agreement to file, the Transaction Form 8-K with the SEC without the prior express written consent of the Holder.

(c) SEC Registration Matters.
(1) The Company shall, not later than August 31, 2007, file with the SEC a Registration Statement covering the resale by the Holder of a number of shares of Common Stock equal to 100% of the sum of (A) the number of Conversion Shares issuable upon conversion of the Amended Notes and Underlying Shares issuable upon conversion of the Preferred Shares, as the case may be, and one quarter-year of accrued and unpaid interest and dividends thereon at the rate specified in the Note or the Certificate of Designations, as the case may be, plus (B) the number of Warrant Shares issuable upon exercise of the Amended Warrant (determined without regard to any limitation on the number of shares of Common Stock issuable upon such conversion or exercise) to the extent such number of shares are not available for resale under the Existing Registration Statement (the “Additional Registration Statement”). The Additional Registration Statement shall be prepared, filed and otherwise treated for purposes of the Note Purchase Agreement as a “Registration Statement” under and as defined in the Note Purchase Agreement, as amended by this Agreement.

(2) The Company shall, as promptly as practicable, prepare and file with the SEC pursuant to Rule 424 under the 1933 Act a prospectus supplement or amended prospectus for the prospectus forming part of the Existing Registration Statement that includes all information relating to this Agreement and the transactions contemplated hereby that is required to be disclosed in such prospectus.

(d) Certificate of Designations.
The Company shall, as promptly as practicable but in no event later than five Business Days after the Amendment Effective Date, file the Certificate of Designations with the Secretary of State of the State of Delaware and provide confirmation of such filing to the Holder.

(e) Certain Waivers.
 The Holder and the holders of the Other Notes have previously delivered to the Company certain waivers with respect to certain Events of Default and Repurchase Events that may otherwise have arisen by reason of the delisting of the Company’s Common Stock from trading on the AMEX, the obligation to maintain certain Cash and Cash Equivalent Balances under the Notes and the transfer of patent number 6,337,492 to Kodak Corporation. Although such previously granted waivers remain in full force and effect, at the request of the Company, the Holder agrees to reconfirm such waivers hereunder. In order to reconfirm such waivers, to the extent not otherwise already waived, the Holder hereby waives:

(1) any Event of Default or Repurchase Event under the Notes or any of the other Transaction Documents that have arisen or may arise by reason of the delisting of the Company’s Common Stock from trading on the AMEX;

(2) the accrual and payment of any partial liquidated damages required to be paid by the Company to the Holder under Section 8(a)(4) of the Note Purchase Agreement arising by reason of the delisting of the Company’s Common Stock from trading on the AMEX;

(3) any Event of Default or Repurchase Event under the Notes or any of the other Transaction Documents that have arisen or may arise by reason of the Company’s failure to maintain Cash and Cash Equivalents Balances of $600,000.00 under the Notes; and

(4) any Event of Default or Repurchase Event under the Notes or any of the other Transaction Documents that have arisen or may arise by reason of the Company entering into that certain Royalty Agreement with Kodak Corporation (“Kodak”), the transfer of patent number 6,337,492 related to Serially-connected organic light emitting diode stack having conductors sandwiching each light emitting layer (the “Kodak Patent”), the release of the Kodak Patent from the Collateral (as defined in the Security Agreements) and the removal of the Lien (as defined in the Security Agreements) on the Kodak Patent.

(f) Certain Acknowledgments.
 The Company acknowledges that, for purposes of determining the holding period under Rule 144 under the 1933 Act (1) for the Amended Note, the holding period of the Amended Note shall be tacked to the holding period of the Note, and (2) for the Amended Warrant, the holding period of the Amended Warrant shall be tacked to the holding period of the Warrant. The Company agrees not to take a position contrary thereto unless the SEC or its staff by rule or interpretation changes its rules and interpretations thereof in effect on the date of this Agreement or such rules or interpretations are held invalid or incorrect by a court of competent jurisdiction. Nothing in this Section 6(f) shall affect the requirement in Section 5(a) of the Note Purchase Agreement for delivery of an opinion of counsel as and when required thereby.

7. Effectiveness.

The amendment of the Note and the Warrant pursuant to this Agreement shall only become effective at the time (the “Effective Time”) on the Amendment Effective Date when all of the following conditions are satisfied:

(a) No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b) The representations and warranties of the Company contained in this Agreement and the other Amendment Transaction Documents shall be true and correct as of the date of this Agreement and as of the Amendment Effective Date, as though made on and as of the Amendment Effective Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Amendment Effective Date the Company shall have performed all covenants and agreements of the Company contained herein and in the other Amendment Transaction Documents that are required to be performed by the Company on or before the Amendment Effective Date;

(c) No event which would constitute an Event of Default under the Note or the Amended Note or which, with the giving of notice or the passage of time, or both, would constitute such an Event of Default, that has not been waived by the Holders in writing, shall have occurred and be continuing; and no event which would constitute a Repurchase Event under the Note or the Amended Note or which, with the giving of notice or passage of time, or both, would constitute such a Repurchase Event, that has not been waived by the Holders in writing, shall have occurred and be continuing;

(d) The Company shall have delivered to the Holder a certificate, dated the Amendment Effective Date, duly executed by its Chief Executive Officer to the effect set forth in subparagraphs (a), (b), and (c) of this Section 7;

(e) The Holder shall have received a certificate, dated the Amendment Effective Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on such date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (3) such other matters as reasonably requested by the Holder;

(f) All approvals of the Company’s Board of Directors and Stockholders necessary for performance of the transactions contemplated by this Agreement shall have been obtained;

(g) The Collateral Agent shall have received Acknowledgment and Consents, in the forms attached as Exhibit A to each of Amendment No. 1 to Pledge and Security Agreement, Amendment No. 1 to Patent and Trademark Security Agreement and Amendment No. 1 to Lockbox Agreement, from each of the holders of Notes;

(h) The Collateral Agent shall have executed and delivered to the Company the Amended Pledge and Security Agreement and a copy thereof duly executed and delivered by the Company, shall have been furnished to the Holder;

(i) The Collateral Agent shall have executed and delivered to the Company the Amended Patent and Trademark Security Agreement and a copy thereof duly executed and delivered by the Company, shall have been furnished to the Holder;

(j) The Lockbox Agent shall have executed and delivered to the Company the Amended Lockbox Agreement and a copy thereof duly executed and delivered by the Company shall have been furnished to the Holder;

(k) The Company and each holder of Notes shall have executed and delivered, one to the other, an amendment agreement substantially in the form of this Agreement (the “Other Amendment Agreements”); and

(l) The “Effective Time” under all of the Other Amendment Agreements shall have occurred simultaneously with the Effective Time under this Agreement.

8. Confirmation of Agreements; Entire Agreement.

On and after the Effective Time, each reference in the Note Purchase Agreement to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import will, unless otherwise stated, be construed to refer to the Note Purchase Agreement as amended by this Agreement. No reference to this Agreement need be made in any instrument or document at any time referring to the Note Purchase Agreement, a reference to the Note Purchase Agreement in any such instrument or document to be deemed to be a reference to the Note Purchase Agreement as amended by this Agreement. Additionally, except as amended by this Agreement, the Amendment No. 1 to Pledge and Security Agreement, the Amendment No. 1 to Patent and Trademark Security Agreement and the Amendment No. 1 to Lockbox Agreement, the Transaction Documents shall remain in full force and effect in accordance with their respective terms. This Agreement and the annexes attached hereto set forth the entire agreement between the parties with respect to the subject matter hereof. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Company or the Holders under the Transaction Documents, nor constitute a waiver or amendment of any other provision of the Transaction Documents or for any purpose except as expressly set forth herein.

9. Miscellaneous.

(a) Governing Law.
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

(b) Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic or telephone line facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

(c) Headings, etc.
The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.
If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Amendments.
  No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holder or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(f) Waivers.
Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(g) Notices.
Any notices required or permitted to be given under the terms of this Agreement shall be delivered in accordance with the notice provisions of the Note Purchase Agreement.

(h) Certain Expenses and Fees.
The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by it in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. Whether or not the Effective Time on the Amendment Effective Date occurs, the Company shall be obligated to pay or reimburse the legal fees and expenses and out-of-pocket due diligence expenses of AGMF, not in excess of $40,000, in connection with the negotiation and execution of, and transactions contemplated by, this Agreement.

(i) Survival.
  The respective representations, warranties, covenants, and agreements of the Holder and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the Amendment Effective Date and the transactions contemplated hereby and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

(j) Further Assurances.
Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(k) Construction; Holder Status.
  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The Holder is not acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) with any other Person who is a party to any Note Purchase Agreement or Amendment Agreement, or who holds any Notes or Warrants, in negotiating and entering into this Agreement or acquiring, disposing of or voting any of the Shares. The Company hereby confirms that it understands and agrees that the Holder is not acting as part of any such group. If the Holder is other than AGMF, such Holder acknowledges and agrees that such Holder is not relying on AGMF or AGMF’s legal counsel in making a decision to enter into this Agreement or otherwise in connection with the Amendment Transaction Documents, and such legal counsel are not acting as the Holder’s legal counsel in connection therewith.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

EMAGIN CORPORATION

By:	/s/
Name: Title:

HOLDER

By:	/s/
Name:
Title:
Address:
Facsimile No.: